EXHIBIT 99.1
Upland Software Reports Fourth Quarter and Full Year 2021 Financial Results
and Announces Acquisition of BA Insight
February 24, 2022, 04:01 PM Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the fourth quarter and full year of 2021 and issued guidance for its first quarter and full year of 2022. Upland also announced the acquisition of BA-Insight, Inc., a leading provider of enterprise search solutions for global organizations.

Fourth Quarter 2021 Financial Highlights

•Total revenue was $75.7 million, a decrease of 3% from $78.2 million in the fourth quarter of 2020.
•Subscription and support revenue was $72.3 million, a decrease of 4% from $74.9 million in the fourth quarter of 2020.
•GAAP net loss was $7.5 million, or a loss of $0.24 cents per share, compared to a GAAP net loss of $5.7 million, or a loss of $0.19 cents per share, in the fourth quarter of 2020.
•Adjusted EBITDA was $25.1 million, or 33% of total revenue, compared to $26.6 million, or 34% of total revenue, in the fourth quarter of 2020.
•GAAP operating cash flow was $13.1 million, compared to GAAP operating cash flow of $21.5 million in the fourth quarter of 2020. Free cash flow was $12.9 million, compared to free cash flow of $21.2 million in the fourth quarter of 2020.
•Cash on hand as of the end of the fourth quarter of 2021 was $189.2 million.

Full Year 2021 Financial Highlights

•Total revenue was $302.0 million, an increase of 4% from $291.8 million in 2020.
•Subscription and support revenue was $287.6 million, an increase of 4% from $277.5 million in 2020.
•GAAP net loss was $58.2 million, or a loss of $1.92 cents per share, compared to a GAAP net loss of $51.2 million, or a loss of $1.92 cents per share, in 2020.
•Adjusted EBITDA was $96.7 million, or 32% of total revenue, compared to $99.9 million, or 34% of total revenue, in 2020.
•GAAP operating cash flow was $41.7 million, an increase from $35.6 million of GAAP operating cash flow in 2020. Free cash flow was $40.6 million, an increase from $34.5 million of free cash flow in 2020.

“We are pleased to share strong Q4 results and announce the acquisition of BA Insight," said Jack McDonald, Upland's chairman and chief executive officer. "In Q4 we came in above the midpoint of our guidance on revenue and Adjusted EBITDA, and we dramatically outperformed our targets on free cash flow," he added. “Our net dollar retention rate came in stronger than expected at 94% and new bookings rebounded in Q4, up substantially from Q3.”

Fourth Quarter Business Highlights

•Our Net Dollar Retention Rate as of December 31, 2021 was 94%.
•We expanded relationships with 285 existing customers, 55 of which were major expansions. We also welcomed 121 new customers to Upland in the third quarter, including 32 new major customers.
•Upland announced our most comprehensive FileBound product release to date, which significantly expanded our capabilities around automated workflow. With this release, customers have benefited from faster, more efficient document management processes with a stronger foundation to implement digital transformation initiatives that strategically align with a long-term, remote-hybrid business model.

•Our Qvidian product introduced several new features designed to provide users the ability to create even more powerful RFP responses and proposals while increasing team efficiency, compliance, and win rates.
•We launched Cimpl Cloud, a new capability from our Cimpl product built to help customers reduce cost in their complex cloud environments, minimize security vulnerabilities, and increase compliance measures.
•After the close of the quarter, Upland closed the acquisitions of Objectif Lune, an enterprise software leader in document composition and business communication automation, and BA Insight, a leading provider of enterprise search solutions.

Acquisition of BA Insight

With the acquisition of BA Insight, Upland continues to build its knowledge management product portfolio by giving customers a powerful new way to conduct searches that span their enterprise systems to deliver relevant, personalized, and actionable results, with a technology that:

•Eliminates the blind spots by connecting search to many different systems and applications;
•Unifies search results with the ability to set up the correct, specialized taxonomies to organize, retrieve, and sort the most relevant documents;
•Delivers increasingly relevant results using analytics and machine learning to make each search better; and
•Places a search bar wherever the user wants it so they can search natively in target applications or across all the applications they use every day.

“Our acquisition of BA Insight was driven by our customers’ needs, specifically in the business services, life sciences, and legal industries, where knowledge workers are spending wasted hours using ineffective enterprise search tools trying to track down the right documents to do their work,” said Rod Favaron, President of Upland. “This is because most enterprise search technology does not connect to all relevant sources, is generic in its taxonomy when it should be specialized, and never gets better. BA Insight solves these major search challenges facing specialized knowledge teams today.”

“Our mission at BA Insight has always been to provide a personalized and connected enterprise search experience that specialized knowledge workers need to do their jobs,” said Massood Zarrabian, chairman and CEO of BA Insight. “As we join Upland, we are excited to bring our powerful open and flexible search platform to an extensive enterprise customer base and to a world class company with a long-term investment in both the knowledge management and document workflow markets.”

This acquisition marks the third in Upland’s knowledge management product portfolio.

The purchase price paid for BA Insight was $33.4 million in cash at closing (net of cash acquired), paid out of cash on hand, and a $0.6 million cash holdback payable within 15 months (subject to indemnification claims). Upland expects the acquisition to generate annual revenue of at least $8.7 million, including at least $7.5 million of recurring revenue, and will be subject to reductions for deferred revenue discount as a result of GAAP purchase accounting currently estimated at $3.0 million for the remainder of 2022. The price paid for the acquisition is within Upland’s target range of 5-8x pro forma Adjusted EBITDA and it is expected that BA Insight will generate at least $4.25 million in Adjusted EBITDA annually once fully integrated. The acquisition will be immediately accretive to Upland’s Adjusted EBITDA per share contributing at least $0.1 million of Adjusted EBITDA in the quarter ended March 31, 2022, and at least $1.6 million of Adjusted EBITDA for the full year 2022 ramping up quarterly as the acquisition is integrated into model across the calendar year.

Business Outlook

For the quarter ending March 31, 2022, Upland expects reported total revenue to be between $75.0 and $79.0 million, including subscription and support revenue between $70.9 and $74.5 million, for growth in total revenue of 4% at the mid-point over the quarter-ended March 31, 2021. First quarter 2022 Adjusted EBITDA is expected to be between $22.0 and $24.0 million, for an Adjusted EBITDA margin of 30% at the mid-point. This Adjusted EBITDA guide at the mid-point is an increase of 1% from the quarter-ended March 31, 2021.

For the full year ending December 31, 2022, Upland expects reported total revenue to be between $313.0 and $329.0 million, including subscription and support revenue between $293.1 and $307.5 million, for growth in total revenue of 6% at the mid-point over the year ended December 31, 2021. Full year 2022 Adjusted EBITDA is expected to be between $95.0 and $103.0 million, for an Adjusted EBITDA margin of 31% at the mid-point. This Adjusted EBITDA guide at the midpoint is an increase of 2% over the year ended December 31, 2021.

Conference Call Details

Upland's executive team will host a live conference call and webcast at 4:00 p.m. Central Time, 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-844-200-6205 in the United States or +1-929-526-1599 if outside the United States. Attendees will need to use access code 018623 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.

Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software

Upland helps global businesses accelerate digital transformation with a powerful cloud software library that provides choice, flexibility, and value. Our growing library of products delivers the "last mile" plug-in processes, reporting, and job specific workflows that major cloud platforms and homegrown systems don’t provide. We focus on specific business challenges and support every corner of the organization, operating at scale and delivering quick time to value for our 1,700+ enterprise customers. To learn more, visit www.uplandsoftware.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.

We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.

Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus, amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.

Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.

Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.

Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation & amortization.

Forward-looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "hope," "predict," "could," "should," "would," "project," or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve, sustain or increase profitability or predict future results; our ability to attract and retain customers; our ability to deliver high-quality customer service; the growth of demand for enterprise work management applications; our plans regarding, and our ability to effectively manage, our growth; our plans regarding future acquisitions and our ability to consummate and integrate acquisitions; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; our ability to obtain financing in the future on acceptable terms or at all; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; the operation and reliability of our third-party data centers and other service providers; our ability to adapt to technological change and continue to innovate; our ability to integrate our applications with other software applications; our ability to comply with privacy laws and regulations; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Mike Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Kendell Kelton
media@uplandsoftware.com
678-575-7428

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$72,299	$74,922	$287,621	$277,504
Perpetual license	699	621	2,150	1,884
Total product revenue	72,998	75,543	289,771	279,388
Professional services	2,732	2,704	12,245	12,390
Total revenue	75,730	78,247	302,016	291,778
Cost of revenue:
Subscription and support	23,357	25,179	92,168	89,880
Professional services and other	1,841	1,811	7,285	8,566
Total cost of revenue	25,198	26,990	99,453	98,446
Gross profit	50,532	51,257	202,563	193,332
Operating expenses:
Sales and marketing	14,003	11,566	55,097	46,077
Research and development	10,199	9,623	42,693	39,002
General and administrative	15,615	16,877	76,901	68,072
Depreciation and amortization	10,530	9,494	41,315	36,919
Acquisition-related expenses	2,429	2,562	21,234	27,075
Total operating expenses	52,776	50,122	237,240	217,145
Income (loss) from operations	(2,244)	1,135	(34,677)	(23,813)
Other expense:
Interest expense, net	(7,926)	(7,935)	(31,626)	(31,529)
Other income (expense), net	559	708	(253)	(111)
Total other expense	(7,367)	(7,227)	(31,879)	(31,640)
Loss before benefit from income taxes	(9,611)	(6,092)	(66,556)	(55,453)
Benefit from income taxes	2,140	423	8,344	4,234
Net loss	$(7,471)	$(5,669)	$(58,212)	$(51,219)
Net loss per common share, basic and diluted	$(0.24)	$(0.19)	$(1.92)	$(1.92)
Weighted-average common shares outstanding, basic and diluted	30,677,368	29,403,603	30,295,769	26,632,116

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$189,158	$250,029
Accounts receivable, net of allowance	50,499	44,472
Deferred commissions, current	9,824	5,784
Unbilled receivables	4,801	4,561
Prepaid and other	8,709	12,694
Total current assets	262,991	317,540
Tax credits receivable	3,345	2,427
Property and equipment, net	2,667	2,778
Operating lease right-of-use asset	6,454	10,124
Intangible assets, net	279,920	279,975
Goodwill	457,472	383,598
Deferred commissions, noncurrent	14,808	12,962
Other assets	1,350	1,816
Total assets	$1,029,007	$1,011,220
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,362	$5,395
Accrued compensation	9,829	8,138
Accrued expenses and other current liabilities	9,086	13,438
Deferred revenue	102,847	87,552
Liabilities due to sellers of businesses	7,607	416
Operating lease liabilities, current	3,546	3,315
Current maturities of notes payable	3,167	3,166
Total current liabilities	156,444	121,420
Notes payable, less current maturities	515,163	518,437
Deferred revenue, noncurrent	2,058	1,587
Operating lease liabilities, noncurrent	6,773	8,387
Noncurrent deferred tax liability, net	22,793	24,092
Interest rate swap liabilities	8,409	30,032
Other long-term liabilities	1,079	650
Total liabilities	712,719	704,605
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	568,384	515,219
Accumulated other comprehensive loss	(11,514)	(26,234)
Accumulated deficit	(240,585)	(182,373)
Total stockholders’ equity	316,288	306,615
Total liabilities and stockholders’ equity	$1,029,007	$1,011,220

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(7,471)	$(5,669)	$(58,212)	$(51,219)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,508	12,073	52,928	47,164
Change in fair value of liabilities due to sellers of businesses	(1,007)	(340)	(4,510)	(340)
Deferred income taxes	(3,453)	(4,187)	(11,179)	(7,533)
Amortization of deferred costs	2,665	1,512	8,948	4,684
Foreign currency re-measurement loss	7	(39)	25	272
Non-cash interest and other expense	567	564	2,249	2,233
Non-cash stock compensation expense	10,452	10,429	53,873	41,692
Non-cash loss on retirement of fixed assets	—	162	—	635
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(13,413)	(2,785)	(1,665)	10,355
Prepaids and other	(3,829)	1,511	(7,499)	(8,582)
Accounts payable	4,218	(1,299)	10,865	(3,081)
Accrued expenses and other liabilities	(1,549)	1,304	(9,660)	(7,485)
Deferred revenue	12,397	8,232	5,575	6,825
Net cash provided by operating activities	13,092	21,468	41,738	35,620
Investing activities
Purchase of property and equipment	(150)	(281)	(1,115)	(1,114)
Purchase of customer relationships	—	—	—	(201)
Purchase business combinations, net of cash acquired	—	(4)	(92,417)	(67,655)
Net cash used in investing activities	(150)	(285)	(93,532)	(68,970)
Financing activities
Payments on finance leases	—	(2)	(12)	(88)
Proceeds from notes payable, net of issuance costs	(2)	(134)	(122)	(303)
Payments on notes payable	(1,350)	(1,350)	(5,400)	(5,400)
Taxes paid related to net share settlement of equity awards	(609)	1	(982)	(2,139)
Issuance of common stock, net of issuance costs	46	365	274	130,539
Additional consideration paid to sellers of businesses	(1,169)	(3,058)	(1,938)	(14,710)
Net cash provided by (used in) financing activities	(3,084)	(4,178)	(8,180)	107,899
Effect of exchange rate fluctuations on cash	(284)	52	(897)	456
Change in cash and cash equivalents	9,574	17,057	(60,871)	75,005
Cash and cash equivalents, beginning of period	179,584	232,972	250,029	175,024
Cash and cash equivalents, end of period	$189,158	$250,029	$189,158	$250,029

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(7,471)	$(5,669)	$(58,212)	$(51,219)
Add:
Depreciation and amortization expense	13,508	12,073	52,928	47,164
Interest expense, net	7,926	7,935	31,626	31,529
Other expense (income), net	(559)	(708)	253	111
Benefit from income taxes	(2,140)	(423)	(8,344)	(4,234)
Stock-based compensation expense	10,452	10,429	53,873	41,692
Acquisition-related expense	2,429	2,562	21,234	27,075
Purchase accounting deferred revenue discount	924	404	3,299	7,785
Adjusted EBITDA	$25,069	$26,603	$96,657	$99,903

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of net loss to non-GAAP net income:
Net loss	$(7,471)	$(5,669)	$(58,212)	$(51,219)
Add:
Stock-based compensation expense	10,452	10,429	53,873	41,692
Amortization of purchased intangibles	12,984	11,350	50,930	44,937
Amortization of debt discount	567	563	2,249	2,232
Acquisition-related expense	2,429	2,562	21,234	27,075
Purchase accounting deferred revenue discount	924	404	3,299	7,785
Tax effect of adjustments above	(1,415)	(1,233)	(6,063)	(5,671)
Non-GAAP net income	$18,470	$18,406	$67,310	$66,831

Weighted average ordinary shares outstanding, basic	30,677,368	29,403,603	30,295,769	26,632,116
Weighted average ordinary shares outstanding, diluted	31,000,387	30,275,963	30,846,412	27,159,114
Non-GAAP earnings per share, basic	$0.60	$0.63	$2.22	$2.51
Non-GAAP earnings per share, diluted	$0.60	$0.61	$2.18	$2.46

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Reconciliation of Operating Cash Flow to Free Cash Flow:
Net cash provided by operating activities	$13,092	$21,468	$41,738	$35,620
Less: Purchase of Property and Equipment	(150)	(281)	(1,115)	(1,114)
Free Cash Flow	$12,942	$21,187	$40,623	$34,506

Upland Software, Inc.
Supplemental Financial Information
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Stock-based compensation:
Cost of revenue	$544	$439	$2,088	$1,951
Research and development	758	752	3,085	3,391
Sales and marketing	1,565	1,035	5,957	3,450
General and administrative	7,585	8,203	42,743	32,900
Total	$10,452	$10,429	$53,873	$41,692

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Depreciation:
Cost of revenue	$3	$17	$30	$170
Operating expense	521	706	1,968	2,057
Total	$524	$723	$1,998	$2,227

Amortization:
Cost of revenue	$2,975	$2,562	$11,583	$10,075
Operating expense	10,009	8,788	39,347	34,862
Total	$12,984	$11,350	$50,930	$44,937